EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP28, issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2007 (the "Pooling and Servicing Agreement") among Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), Centerline Servicing Inc., as special servicer, LaSalle Bank National Association, as Trustee and Custodian (the "Trustee") and Wells Fargo Bank, National Association, as Paying Agent, Certificate Registrar and Authenticating Agent (the "Paying Agent").

  I, Adam Anasaldi, the senior officer in charge of securitization of the Depositor, hereby certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28 (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Centerline Servicing Inc. as Special Servicer, LaSalle Bank, National Association as Trust Administrator, Principal Global Investors, LLC as Primary Servicer, Wells Fargo Bank, N.A. as Paying Agent and Wells Fargo Bank, N.A. as Master Servicer.

    Dated:   March 31, 2008


    /s/ Adam Anasaldi
    Adam Anasaldi

    Vice President
    (senior officer in charge of securitization of the depositor)